UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2010
VESTIN REALTY MORTGAGE II, INC.
(Exact name of registrant as specified in its charter)

Maryland	333-125121	61-1502451
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8880 W SUNSET ROAD, SUITE 200
LAS VEGAS, NEVADA 89148
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (702) 227-0965

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01:  Other Events

On September 8, 2010 Vestin Realty Mortgage II, Inc., Vestin Mortgage, Inc. and Michael V. Shustek (collectively, the “Vestin II Parties”) agreed to settle the cases entitled Kenneth D. Klaas, et.al., v. Vestin Mortgage, Inc., Vestin Realty Mortgage II, Inc., and Michael V. Shustek  and Tom Sirintr v. Vestin Mortgage, Inc., Vestin Realty Mortgage II, Inc. and Michael V. Shustek.  The Settlement Agreement provides for the settlement and complete release of all claims against the Vestin II Parties.  The settlement was made without admission of liability by the Vestin II Parties.  The financial aspects of the settlement are confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VESTIN REALTY MORTGAGE II, INC.

	By	Vestin Mortgage, Inc., its sole manager

Date: September 10, 2010	By	/s/ Michael V. Shustek
Michael V. Shustek
Interim Chief Financial Officer